Exhibit 99.1

Date: December 13, 2024	CorVel Corporation
5128 Apache Plume Road
Suite 400
Fort Worth, TX 76109

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
www.corvel.com

CorVel Announces Three-For-One Forward Stock Split and Authorized Share Increase

FORT WORTH, Texas, December 13, 2024 — CorVel Corporation (NASDAQ: CRVL) announces that its Board of Directors approved a three-for-one forward stock split of its common stock. The Board also approved a proportionate increase in the number of authorized shares of common stock to accommodate the stock split. The Board did not approve an increase in the number of authorized shares of preferred stock.

The implementation of the stock split and authorized share increase is subject to the filing of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file on December 24, 2024.

“Our stock price has seen extraordinary growth over the past several years fueled by our strong financial performance and the successful execution of our strategic plan. We believe it is the right time to effect a forward stock split to increase the accessibility of our stock to potential investors while maintaining our focus on delivering our customers enhanced technological solutions for the management of their healthcare needs,” said Michael G. Combs, the Company’s President, Chief Executive Officer and Chairman of the Board.

Following the filing and effectiveness of the amendment, every one share of common stock outstanding or held in treasury on December 23, 2024, the record date for the stock split, will be split into three shares of common stock.

Subject to final approval by the Nasdaq Global Select Market, trading is currently expected to begin on a post-stock split adjusted basis at market open on December 26, 2024.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this Press Release, including statements regarding the implementation and timing of the stock split and authorized share increase, and the timing of trading on a post-stock split basis. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results to differ materially and adversely from those expressed, assumed, or implied by the forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the Nasdaq Global Select Market, the Company expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in expectations, or as a result of the availability of new information.